FEDERAL HOME LOAN BANK OF BOSTON

2015 EXECUTIVE INCENTIVE PLAN

Purpose:

The Federal Home Loan Bank of Boston (Bank) has established an Executive Incentive Plan (EIP) to:

•	promote achievement of the Bank’s financial plan and strategic objectives as spelled out in the 2015 Strategic Business Plan;

•	provide a total rewards package that is competitive with other financial institutions in the employment markets in which the Bank competes, including other Federal Home Loan Banks; and

•	facilitate the retention and commitment of corporate officers.

Guiding Principles:

The 2015 EIP is intended to:

•
Reflect a reasonable assessment of the Bank’s financial situation and prospects while rewarding achievement of the Bank’s financial plan and strategic objectives as spelled out in the Bank’s 2015 Strategic Business Plan.

•	Reinforce and reward the Bank’s commitment to conservative, prudent, sound risk management practices and preservation of the par value of the Bank’s capital stock.

•	Tie a significant percentage of incentive awards to the long-term financial condition and performance of the Bank.

•
Recognize the importance of individual performance through metrics linked to the Bank’s strategic goals and/or objectives of the participant’s principal functions and independent of the areas that they monitor.

Incentive Goals:
The incentive goals for all participants, with the exception of those participants in Enterprise Risk Management, are summarized in the following table with more detail in Appendix A. Levels of achievement for the Pre-Assessment, Pre-OTTI Core Return on Capital Stock goal have been rounded. Year-end results will be rounded for award calculations.

Goal	Weight			Threshold	Target	Excess
	Pres.	Tier I	Tiers II & III
Pre-assessment, Pre OTTI Core Return on Capital Stock, subject to risk limits	30%	30%	30%	3.08%, as adjusted for interest rates* and excess stock level**	3.43%, as adjusted for interest rates* and excess stock level**	4.11%, as adjusted for interest rates* and excess stock level**
New Business and Mission Goal	25%	25%	20%	$1.25Billion in new long term advances disbursed	$2.5Billion in new long term advances disbursed	$3.75Billion in new long term advances disbursed
Insurance Advances Disbursements	15%	15%	15%	$300 MM	$600 MM	$1 Billion
Insurance Membership	10%	10%	10%	3 new members	5 new members	7 new members
HFA Goal	5%	5%	5%	a)Minimum of four meetings with HFAs with one or more Management Committee members in attendance b)Present specific lien option to the two HFAs yet to sign advances agreement	a)Threshold, plus b)Present MPF to one or more HFAs c)Complete analysis and consider specific criteria for HFA bond investments and present to ALCO by 4/30/15	a) Target, plus b) Disburse a minimum of one advance to a NE HFA c) MPF: Approve one HFA as a PFI or purchase one or more loans from an existing HFA PFI
Economic and Community Development Initiative	5%	5%	5%	N/A	Complete legal, regulatory & financial analysis: Meet with a minimum of 3 financial intermediaries and present report of alternative strategies to the board at March 2015 meeting	N/A
Individual, Bank-wide or Department-Specific Initiatives	10%	10%	15%	As documented by manager	As documented by manager	As documented by manager
*Each of the performance levels will be adjusted up/(down) by 1.25 basis points for every basis point by which the average daily federal funds rate is greater than/(less than) the 0.25% rate assumed in the 2015 Rebaseline Forecast.
**Each of the performance levels will be adjusted down/(up) by one basis point for every $7.5 million by which the quantity of the Bank's average stock shares outstanding minus the average aggregate stock investment requirement for all shareholders is greater than/(less than) the quantity projected in the 2015 Rebaseline Forecast.

Incentive goals for Enterprise Risk Management participants in Tiers I, II and III are summarized in the following table with more detail in Appendix A. Year-end results will be rounded for award calculations.

Goal	Weight		Threshold	Target	Excess
	Tier I	Tiers II & III
Bank wide ERM initiatives	35%	30%	As documented in Appendix A	As documented in Appendix A	As documented in Appendix A
Remediation of 2014 Report of Examination Matters Requiring Attention and recommendations	20%	15%	Clear all MRA’s and 75% of the recommendations	Clear all MRA’s and recommendations	Target plus receive fewer MRA’s
Pre assessment, Pre OTTI Core Return on Capital Stock, subject to risk limits	25%	20%	3.08%, as adjusted for interest rates* and excess stock level**	3.43%, as adjusted for interest rates* and excess stock level**	4.11%, as adjusted for interest rates* and excess stock level**
HFA Goal	5%	5%	a)Minimum of four meetings with HFAs with one or more Management Committee members in attendance b)Present specific lien option to the two HFAs yet to sign advances agreement	a)Threshold, plus b)Present MPF to one or more HFAs c)Complete analysis and consider specific criteria for HFA bond investments and present to ALCO by 4/30/15	a) Target, plus b) Disburse a minimum of one advance to a NE HFA c) MPF: Approve one HFA as a PFI or purchase one or more loans from an existing HFA PFI
Economic and Community Development Initiative	5%	5%	N/A	Complete legal, regulatory & financial analysis: Meet with a minimum of 3 financial intermediaries and present report of alternative strategies to the board at March 2015 meeting	N/A
Individual, Bank-wide or Department Specific Initiatives	10%	25%	As documented by manager	As documented by manager	As documented by manager
*Each of the performance levels will be adjusted up/(down) by 1.25 basis points for every basis point by which the average daily federal funds rate is greater than/(less than) the 0.25% rate assumed in the 2015 Rebaseline Forecast.
**Each of the performance levels will be adjusted down/(up) by one basis point for every $7.5 million by which the quantity of the Bank's average stock shares outstanding minus the average aggregate stock investment requirement for all shareholders is greater than/(less than) the quantity projected in the 2015 Rebaseline Forecast.

Incentive Opportunity:
Eligible participants will be assigned an incentive award opportunity that combines short and long-term incentives and is expressed as a percentage of the incumbent’s 2015 base salary at year-end, as illustrated in the chart below.

	Combined Short and Long-Term Incentive Opportunity as a Percent of Base Salary [1]
	Threshold	Target	Excess
President	50.00%	75.00%	100.00%
Tier I	30.00%	50.00%	70.00%
Tier II	17.50%	35.00%	52.50%
Tier III	12.50%	25.00%	37.50%

Goal achievement and individual awards for the goals on pages two and three will be calculated at the conclusion of 2015 based on results as of December 31, 2015. Participants in the President and Tier I will be eligible to receive fifty (50) percent of such award in a cash payment, participants in Tier II will be eligible to receive sixty (60) percent of such award in a cash payment, subject to the final approval of the board and the review of the Federal Housing Finance Agency (FHFA), if required, between March 1 and March 15, 2016. Except as otherwise described under EIP Administration, the participant must be employed by the Bank on the date of payment of the award to receive the award. The chart below illustrates the Threshold, Target and Excess payout potentials for this short-term award, by tier.

2015 Short-Term Incentive Opportunity
Tier	Threshold	Target	Excess
President	25.00%	37.50%	50.00%
Tier I	15.00%	25.00%	35.00%
Tier II	10.50%	21.00%	31.50%
Tier III*	12.50%	25.00%	37.50%
         *100% of payout opportunity to be paid following year-end 2015; no long-term opportunity

Long-Term Goals:
Goal achievement and individual awards for the long-term opportunity will be determined at the conclusion of 2017 based on results of the following two long-term goals as of December 31, 2017.

•	Average Annual Pre-Assessment, Pre-OTTI Core Return on Capital Stock over the period 2015-2017 as adjusted for interest rates* and excess stock level**: ( 67% weight)
Threshold: 3.42%
Target:      4.27%
Excess:      5.12%

*Each of the performance levels will be adjusted up/(down) by 1.45 basis points for every basis point by which the average daily federal funds rate is greater than/(less than) the 1.06% rate assumed in the 2015-2017 Rebaseline Forecast.

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1 The combined short and long term incentive paid under the EIP will not exceed 100% of the weighted average of the base salary of the participant for 2015, 2016 and 2017.

**Each of the performance levels will be adjusted down/(up) by one basis point for every $7.5 million by which the quantity of the Bank's average stock shares outstanding minus the average aggregate stock investment requirement for all shareholders is greater than/(less than) the quantity projected in the 2015-2017 Rebaseline Forecast.

See definitions in Appendix A under Pre-assessment Pre-OTTI Core Return on Capital Stock

•	Regulatory Results: ( 33% weight)
This goal will be measured by the achievement of targeted regulatory goals by December 31, 2017.

Participants will be eligible to receive the long-term award opportunity as cash between March 1 and March 15, 2018, as follows:

Long-Term Incentive Opportunity Payable after Year-End 2017:
Threshold: An award equal to 50 percent of the remaining 50 percent for President and Tier I and 40 percent for Tier II of the combined award opportunity

Target:	An award equal to 100 percent of the remaining 50 percent for President and Tier I and 40 percent for Tier II of the combined award opportunity

Excess:	An award equal to 150 percent of the remaining 50 percent for President and Tier I and 40 percent for Tier II of the combined award opportunity

In addition, the following conditions must be satisfied for participants to receive the long-term award opportunity:

•	The participant is in employment with the Bank on the payment date, as described below in EIP Administration, and

•
Subject to the discretion of the board, the long-term award calculated above may be reduced, (but not to a number that is less than zero) for all participants or for an individual participant, as applicable, if, during calendar years 2016 and/or 2017, any of the following occur such that if it had occurred prior to the year-end 2015 calculations, it would have negatively impacted the goal results and reduced the associated payout calculation:

i.
operational errors or omissions resulting in material revisions to (A) the 2015 financial results, (B) information submitted to FHFA supporting the goal results or payout calculation, or (C) other data used to determine the combined award at year-end 2015;

ii.
submission of significant information to the SEC, Office of Finance and/or FHFA materially beyond any deadline or applicable grace period, other than late submissions that are caused by acts of God or other events beyond the reasonable control of the participants, or

iii.	failure by the bank to make sufficient progress, as determined by the FHFA, in the timely remediation of examination and other supervisory findings relevant to the goal results or payout calculation.

•	All long-term award payouts shall be subject to the final approval of the board and review and non-objection by the FHFA (to the extent required by FHFA).

Eligible Participants:
Each of the Bank's corporate officers, as determined in accordance with the Bank's by-laws, is eligible to participate in the 2015 Executive Incentive Plan, subject to any limitations on participation herein and/or separately set by the Human Resources and Compensation Committee. The Human Resources and Compensation Committee selects each participant's participation tier for purposes of determining incentive opportunities.

EIP Administration:
The EIP is administered by the Human Resources and Compensation Committee of the Board of Directors (Committee), which shall have full power and binding authority to construe, interpret, and administer the EIP, and to adjust it for extraordinary circumstances. Extraordinary circumstances may include changes in business strategy, termination or commencement of business lines, impact of severe economic fluctuations, significant growth or consolidation of the membership base, or significant regulatory or other changes impacting the Bank or Bank System. The Committee shall not make adjustments for extraordinary circumstances that include changes to goals, weights, or levels of achievement without re-submission to FHFA.

The Committee reserves the right at any time to amend, suspend or terminate the EIP in whole or in part, for any reason, and without the consent of any EIP participant but will not do so without re-submission to FHFA.

The Bank’s President and Chief Executive Officer will determine participation in the EIP with the concurrence of the Committee.

EIP awards shall not be considered earned or payable, in whole or in part, to any participant for any reason until they are finally determined by the Bank’s President and Chief Executive Officer with the concurrence of the Committee following the end of the plan years and following the non-objection of the FHFA (to the extent required by the FHFA).

Participants must receive a performance rating of “Consistently Meets Expectations” or better for 2015 in order to be eligible to receive an EIP payout.

Any individual hired into an eligible position during 2015 that is granted an award shall have any such incentive award prorated based on actual base salary paid during the plan year providing he/she has served a minimum of three months in that role in 2015 and otherwise satisfies the EIP’s requirements.

If an individual becomes a participant of the EIP during the plan year, e.g. due to a job change or promotion, then any EIP award will be prorated based on months in the EIP, provided he/she serves a minimum of three months in the EIP and otherwise satisfies the plan's requirements.

Except as described below, any EIP participant who terminates employment for any reason, whether voluntarily or involuntarily, before the applicable award payment date will not be entitled to any award, except as otherwise determined by the Bank’s President and Chief Executive Officer, with the concurrence of the Committee, at their sole discretion and subject to review of the FHFA, if required 2.

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2 Where the EIP refers to the participant's termination of employment for purposes of receiving any payment, whether such a termination has occurred will be determined in accordance with Section 409A of the Internal Revenue Code and applicable regulations thereunder.

•
EIP participants who terminate employment with the Bank by reason of death or disability or who are eligible to retire [3] from employment with the Bank prior to the March 2016 short-term award payment date may receive a pro rata payment of the short-term incentive opportunity as determined and recommended by the Bank’s President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion and subject to the review of the FHFA, if required, based on the months of completed service as an EIP participant during 2015. To be eligible, the participant must complete at least six months of service in 2015 and otherwise satisfy the EIP’s requirements. Participants who die, become disabled, or retire during 2015 will not be eligible for any long-term incentive award.

•
EIP participants who terminate employment with the Bank by reason of death or disability prior to the long-term award payment date in March 2018, or who terminate prior to the long-term award payment date and are eligible to retire[3] from employment with the Bank, may become eligible to receive a payment of the long-term incentive opportunity, subject to the granting of awards based on 2017 year-end results described above, the recommendation of the Bank’s President and Chief Executive Officer, with the concurrence of the Committee and at their sole discretion, and subject to review of the FHFA, if required.

Awards to retiring or disabled participants or beneficiaries will be paid at the same time as awards to all active participants. Beneficiary means the participant’s (i) surviving spouse; or (ii) duly appointed and qualified executor or personal representative or estate. The Administrator may permit participants to designate other persons as beneficiaries, but no designation of a beneficiary shall be effective unless made in accordance with the procedure specified by the Administrator and actually received by the Administrator prior to the participant’s death.

The Bank may make such provisions, as it deems appropriate, for withholding payroll taxes in connection with payment of EIP awards.

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3 Eligibility to retire is defined as employees who are i) eligible for normal retirement as defined in the Pentegra Defined Benefit Plan for Financial Institutions or ii) meet the Rule of 70 as defined in the Pentegra Defined Benefit Plan for Financial Institutions, including credited service in the FHLB system, but excluding any other credited service at another Pentegra participating employer.

Appendix A - Goal Definitions

Pre-assessment, Pre OTTI Core Return on Capital Stock:
The metric for this goal is defined below. The required performance level for Target is based on the 2015 Strategic Business Plan Base Case projection.

To account for the expected sensitivity of Pre-assessment, Pre-OTTI Core Return on Capital Stock to changes in interest rates, the required performance levels for Threshold, Target and Excess will be adjusted upward or downward by 1.25 basis points for every basis point by which the average daily federal funds rate deviates from the 0.25% assumed in the 2015 Business Plan for the relevant period.

Achievement of the goal is subject to compliance with the Bank’s VaR and Duration of Equity limits for at least 10 of the 12 months of the year. If this requirement is not met, the Board may use its discretion to reduce or eliminate payouts for this goal of the EIP.

Pre-assessment, Pre-OTTI Core Return on Capital Stock =
Net Income -
Prepayment Fees + Historical Prepayment Fee Amortization
+Debt Retirement Costs - Historical Debt Retirement Cost Amoritization
-Net Fair Value Adjustments + OTTI Credit Losses
-Accretion of Prior OTTI Credit Losses Due to Improvements in Projected PLMBS Performance
+AHP Expense - PLMBS Litigation Income
=____________________________________________________________________________________
Average Daily Outstanding Balance of Capital Stock including Mandatorily Redeemable Capital Stock

Net Income = 2015 net income reported in accordance with GAAP in the United States.

Prepayment Fees =
Fee income or expense resulting from the exercise of prepayment options on financial instruments.

Historical Prepayment Fee Amortization = the current-period, straight-line amortization of all historical prepayment fees (whether recognized at time of prepayment or as a yield adjustment on a modified loan) over the original remaining lives of the prepaid assets.

Debt Retirement Costs = Losses incurred under GAAP when outstanding debt is purchased for retirement

Historical Debt Retirement Cost Amortization = the current-period, straight-line amortization of all historical debt retirement costs over the original remaining lives of the retired liabilities.

Net Fair Value Adjustments = the net unrealized gains and losses as recognized under GAAP attributable to hedges, whether economic hedges or SFAS 133-qualifying hedges, plus trading securities gains and losses.

OTTI Credit Losses = the absolute value of the full-year amount of the credit loss portion of overall losses attributable to other-than-temporary impairments of private-label mortgage-backed securities.

Accretion of Prior OTTI Credit Losses Due to Improvements in Projected PLMBS Performance = incremental interest income earned due to yield adjustments applied to OTTI PLMBS that are projected to have a significant improvement in credit performance over their remaining lives.

AHP Expense = the Bank’s required set aside of 10% of net income before AHP Expense as recognized for the full Plan calendar year(s)

PLMBS Litigation Income = Net income resulting from settlements or judgments stemming from the Bank’s lawsuits against certain defendants alleging fraud and misrepresentation surrounding PLMBS sold to the Bank.

In the event that the Bank is required to adjust current period net income to correct prior period accounting errors, positive adjustments to net income resulting from the correction of prior period accounting errors are to be excluded from Pre-assessment, Pre-OTTI Core Return on Capital Stock, while negative adjustments are to be retained in Pre-assessment, Pre-OTTI Core Return on Capital Stock.

The exclusion of prepayment fee income and associated debt retirement and swap unwind expense from the Pre-assessment, Pre-OTTI Core Return on Capital Stock metric removes the potential for “windfall” compensation in the event of heavy prepayment fee income and removes a potential disincentive to prudently respond to prepayment events by excluding the otherwise punitive cost of debt retirement and swap unwind expense. The exclusion of net unrealized fair value adjustments is consistent with the way that management projects its financial performance and reflects the fact that these adjustments are merely timing adjustments to net income that have no net impact to the Bank’s net income if gains or losses are never realized. OTTI Credit Losses are excluded from Pre-assessment, Pre-OTTI Core Return on Capital Stock because they cannot be controlled by management. Similarly, Accretion of Prior OTTI Credit Losses Due to Improvements in Projected PLMBS Performance and PLMBS Litigation Income are excluded as they represent recoveries of or offsets to OTTI Credit Losses, which are excluded.

New Business and Mission Goal:
Advances with maturities of greater than or equal to one year in term (and not pre-payable without fee), including advances restructurings that result in extension of the advance in maturity of one year or longer, but excluding AHP, CDA, and NEF, qualify toward the achievement of this goal. The goal will be measured on the basis of total originations during any point during 2015 and excludes all advances to insurance company members.

Insurance Advances Originations:
Advances originated (any type and maturity of advance) to insurance company members qualify toward the achievement of this goal. Advances originations is defined as the sum of advance amounts disbursed or originated in 2015 net of advance rollovers. Advance rollovers are defined as advances disbursed on the maturity date of another advance previously disbursed in 2015 where the new advance amount is the same as or smaller than the maturing advance. If the new advance is larger than the maturing advance, the net increase will count towards the goal. Advance rollovers include pre-funding of maturing advances where the disbursement date of the new advance and maturity date of the old advance do not line up exactly. Member Services will identify pre-funding for the President's approval. If the new advance prefunding maturities is larger than the maturing advances, the net increase will count towards the goal.

Insurance Membership:
The number of insurance companies approved for membership by the President and CEO during the calendar year 2015, qualify toward the achievement of this goal.

Bank-wide ERM Initiatives:
Goal: Optimize ERM Structure for efficiency and to provide career growth opportunities for staff (40%)

•	Threshold - Assess each area in ERM by June

•	Target - Make recommendations by September

•	Excess - Implement recommendations by December

Goal: Develop risk allocation model by product to quantify the amount of risk each business and product contributes to the overall Bank risk profile. (25%)

•	Threshold - Develop model

•	Target - Present to Board by September 2015

•	Excess - Incorporate into Capital Planning Process

Goal: Model Risk Management - (1) Develop Model Performance Metrics for 4 ERM owned models by June 30 and (2) Complete full model assessment for the QRM and Principia models including business case versus alternative models and recommendation by December 31. (25%)

•	Threshold - Develop model performance metrics for 4 ERM models and complete full model assessment, business case and recommendation for one model by December 31

•	Target - Requires timely completion of one of the above goals

•	Excess - Requires timely completion of both goals

Goal: Continue Targeted ERM Sessions - Extend ERM Sessions begun in 2014 with more detailed presentations made to Bank staff throughout the year (10%)

•	Threshold - Conduct 3 sessions throughout the year

•	Target - Conduct an additional 3 sessions led by non-corporate officers

•	Excess - Target plus review materials from 3 sessions with the Risk Committee

Remediation of 2014 Report of Exam Findings:
The 2014 Examination by the Federal Housing Finance Agency noted two (2) Matters Requiring Attention (MRA). The target goal established for the remediation of these MRAs requires management to receive clearance of both which is defined as non-reoccurrence of the MRA during the 2015 examination due to either addressing or by having in place an acceptable action plan to address the MRA and clearance all recommendations. The threshold goal is the successful remediation of both MRAs and clearance of 75% of the recommendations. The excess level of achievement for this goal is to achieve the target level of achievement plus receive fewer MRA’s in the 2015 examination by the Federal Housing Finance Agency.

Individual, Bank-Wide or Department-Specific Initiatives
The Individual, Bank-wide or Department-Specific Initiatives Goal provides for recognition of the individual participant’s successful contributions toward achievement of Bank-wide strategic goals or completion of department-specific initiatives. For 2015, this goal will include two to four individual or shared participant goals.

Goals will be established at the beginning of the plan year. For the Bank’s Named Executive Officers (NEO’s), revisions to these goals or initiatives may be considered on a case-by-case basis during the year upon recommendation of the President and Chief Executive Officer and approval of the Human Resources and Compensation Committee. For all other plan participants, revisions to these goals or initiatives may be considered on a case-by-case basis during the year but must be approved, in writing, by the President and Chief Executive Officer.

Payments under the Individual, Bank-wide or Department-Specific Goal will be based on the individual’s combined, overall performance on the individual goals or initiatives, as evaluated by the participant’s manager. The goals or initiatives may be shared within a department or across multiple departments, but the manager’s assessment will be based on the participant’s individual contribution as well as the overall achievement of the initiative. Managers may select a payout percentage for individual, Bank-wide or department-specific objectives from a range of threshold to a maximum payout at excess to recognize the degree to which the EIP participant accomplished these results. If the individual goals supporting Bank-wide strategic goals or department-specific initiative(s) are not substantially achieved, the manager may award zero for this goal. Managers need to provide reasonable documentation as the basis for any award recommended under this goal.